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                                                                   EXHIBIT 11(a)


                         INDEPENDENT AUDITORS' CONSENT


The Board of Trustees of
    INTRUST Funds Trust:


We consent to the use of our report dated October 10, 1997 for the INTRUST Funds Trust Kansas Tax-Exempt Bond Fund and incorporated by reference herein and to the reference to our firm under the headings "Financial Highlights" in the Supplement Dated December 22, 1997 to the Prospectus and "Financial Statements" in the Supplement Dated December 22, 1997 to the Statement of Additional Information.


                                                       /s/ KPMG Peat Marwick LLP

Columbus, Ohio
December 22, 1997